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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 27, 2007
                                                         ---------------

                              Seamless Wi-Fi, Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)


          Nevada                     0-20259                   33-0845463
          ------                     -------                   ----------
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation             File Number)            Identification No.)

      800N. Rainbow Blvd, Suite 208
            Las Vegas, Nevada                                      89107
            -----------------                                      -----
(Address of principal executive offices)                        (Zip Code)


                                 (775)-588-2387
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

ITEM 8.01 - OTHER EVENTS.

On August 7, 2007, the Board of Directors of Seamless Wi-Fi, Inc. (the "Company" and its "Board") approved a stock dividend payment of 400,000 shares of the Company's holdings of 1st Global Financial Corporation Common Stock to the Company's shareholders (the "Shareholders"). Pursuant to the Board's resolution, beginning September 14, 2007, one share of 1st Global Financial Corporation Common Stock shall be distributed for each 20,000 shares of common stock of the Company (the "Shares") held by the Shareholders of record as of September 7, 2007 (the "Record Date"). Shareholders owning fewer than 20,000 Shares as of the Record Date shall receive a cash in lieu payment on or before September 24, 2007 equal to 10% of their holdings based on the Shares' closing price on the Record Date.

The officers of the Company were authorized and directed to perform all acts necessary or appropriate to carry out payment of the stock dividend and cash in lieu amounts.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 27, 2007              SEAMLESS WI-FI, INC.



                                             /s/ Albert Reda
                                    -----------------------------------------
                                    By:  Albert Reda

                                    Its: Chief Executive Officer and Chief
                                    Financial Officer (Principal Executive
                                    Officer, Principal Financial Officer and
                                    Principal Accounting Officer)